News Release

Investor Contact:

Niels Christensen, 215-986-6651
Niels.Christensen@unisys.com


Media Contact:
Jim Kerr, 215-986-5795
Jim.Kerr@unisys.com


UNISYS ANNOUNCES SECOND-QUARTER 2011 FINANCIAL RESULTS

* NET LOSS OF $11.6 MILLION OR 27 CENTS PER SHARE INCLUDES PREVIOUSLY ANNOUNCED $45.7 MILLION DEBT REDUCTION CHARGE

* NON-GAAP EPS OF 93 CENTS(1)

* RESULTS IMPACTED BY CONTINUED WEAKNESS IN U.S. FEDERAL MARKETPLACE AND LOWER TECHNOLOGY REVENUE

* OUTSIDE THE U.S. FEDERAL BUSINESS, SERVICES REVENUE ESSENTIALLY FLAT YEAR OVER YEAR

* SIXTH CONSECUTIVE QUARTER OF YEAR-OVER-YEAR GROWTH IN IT OUTSOURCING REVENUE OUTSIDE THE U.S. FEDERAL BUSINESS

* IMPROVED SERVICES OPERATING PROFIT MARGIN SEQUENTIALLY AND YEAR OVER YEAR TO
7.1 PERCENT

* GENERATED ADJUSTED EBITDA(2) OF $106 MILLION

* FURTHER STRENGTHENED BALANCE SHEET; REDUCED DEBT BY $179 MILLION IN QUARTER

* CASH NET OF DEBT INCREASED BY $518 MILLION FROM A YEAR AGO

BLUE BELL, Pa., July 25, 2011 - Unisys Corporation (NYSE: UIS) today reported a second-quarter 2011 net loss of $11.6 million, or a loss of 27 cents per diluted share. The results include a previously announced charge of $45.7 million related to debt reduction and a pre-tax charge of $13.5 million related to the loss of an old non-income tax case concerning the company's former Brazilian manufacturing operations. Excluding these charges, non-GAAP earnings per diluted share were 93 cents in the quarter. In the second quarter of 2010, the company reported net income from continuing operations of $59.2 million, or $1.36 per diluted share. Revenue in the second quarter of 2011 declined 10 percent to $937 million compared with $1.04 billion in the year-ago quarter. Foreign currency fluctuations had a five percentage-point positive impact on revenue in the quarter.

"Our second-quarter results were impacted by continued softness in the U.S. Federal marketplace and lower sales of ClearPath systems," said Unisys Chairman and CEO Ed Coleman. "In spite of this, we made important progress in the quarter against our three-year financial goals. Outside the U.S. Federal business, our overall services revenue was essentially flat year over year and we grew our IT outsourcing revenue for the sixth consecutive quarter. We improved our services operating profit margin, both sequentially and year-over-year, to 7.1 percent as we work toward a consistent 8 to 10 percent services operating margin target. We also continued to strengthen the balance sheet in the quarter, further reducing debt by $179 million. Cash net of debt has increased $518 million from a year ago.

"The decline in ClearPath sales in the quarter followed growth last quarter and in 2010," Coleman said. "As ClearPath sales can vary greatly from quarter to quarter, we believe the best way to measure this business is on an annual basis. We continue to focus on achieving our goal of maintaining flat ClearPath revenue compared with 2010."

OVERALL COMPANY AND BUSINESS SEGMENT HIGHLIGHTS
Unisys said its overall profit margins in the quarter were impacted by lower sales of ClearPath systems and a $9.9 million increase in pension expense. The company reported a second-quarter 2011 gross profit margin of 22.8 percent, down from 27.8 percent in the year-ago quarter. Operating expenses (selling, general and administrative expenses plus research and development) declined 9 percent from the year-ago quarter. Second-quarter 2011 operating profit was $48.1 million, or 5.1 percent of revenue, compared to $106.5 million, or 10.3 percent of revenue, in the second quarter of 2010.

Second-quarter 2011 services revenue declined 6 percent year over year, primarily reflecting $50 million lower revenue in the company's U.S. Federal business. Outside of the U.S. Federal business, services revenue was essentially flat with the second quarter of 2010 as growth in IT outsourcing and infrastructure services was offset by a decline in systems integration. Services gross profit margin improved to 20.1 percent compared with 19.3 percent a year ago, reflecting continued improvements in service delivery execution. Services operating profit margin improved to 7.1 percent compared with 6.1 percent a year ago.

Services backlog at June 30, 2011 was $5.7 billion, an increase of 3 percent from June 30, 2010. Second-quarter services orders showed double-digit declines in the quarter reflecting lower outsourcing orders.

Second-quarter 2011 technology revenue declined 35 percent from the prior-year quarter. The decline was due to lower sales of ClearPath systems following growth in the prior quarter and in 2010. Reflecting the lower ClearPath sales, technology gross profit margins declined to 49.0 percent compared with 61.2 percent in the year-ago quarter and technology operating profit margin declined to 2.4 percent compared with 26.8 percent a year ago.

CASH FLOW AND BALANCE SHEET HIGHLIGHTS
Unisys generated $36 million of cash from operations in the second quarter of 2011 compared with $52 million in the year-ago quarter. Excluding the debt reduction charge and the impact of the Brazilian tax matter, the company generated adjusted EBITDA of $106 million in the second quarter of 2011. Capital expenditures in the second quarter of 2011 declined to $29 million compared with $48 million in the year-ago quarter. The company generated $7 million of free cash flow (cash provided by operations less capital expenditures) in the second quarter of 2011. This compared with free cash flow of $4 million in the year-ago quarter.

As previously announced, on April 11 the company completed a cash tender offer for principal amounts of $134.8 million of its 14 1/4% Senior Secured Notes due 2015 and $44.1 million of its 12 3/4% Senior Security Notes due 2014. At June 30, 2011, Unisys reported total debt of $447 million and a cash balance of $625 million.

NON-GAAP INFORMATION
Unisys reports its results in accordance with Generally Accepted Accounting Principles (GAAP) in the United States. However, in an effort to provide investors with additional perspective regarding the company's results as determined by GAAP, the company also discusses, in its earnings press release and/or earnings presentation materials, non-GAAP information which management believes provides useful information to investors. Our management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and assess operational alternatives. These non-GAAP measures may include non-GAAP earnings per diluted share and adjusted EBITDA.

Our non-GAAP measures are not intended to be considered in isolation or as substitutes for results determined in accordance with GAAP and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

(1) Non-GAAP earnings per diluted share - Unisys completed debt redemptions of $211.0 million in principal during the first quarter of 2011 and $178.9 million in principal during the second quarter of 2011. As a result of the debt reductions, Unisys recorded charges of $31.8 million and $45.7 million, respectively, during the first and second quarters of 2011. In addition, during the second quarter of 2011 the company recorded an after-tax charge of $8.9 million related to the Brazilian matter discussed above. In an effort to provide investors with a perspective on the company's earnings without these unusual charges, they are excluded from the non-GAAP earnings per diluted share calculation. (See GAAP to non-GAAP reconciliation attached.)

(2) Adjusted EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is an approximate measure of a company's operating cash flow based on data from the company's income statement. EBITDA is calculated as earnings before the deduction of interest expenses, taxes, depreciation, and amortization. Management believes this measure may be relevant to investors due to the level of fixed assets and related depreciation charges. This measure is also of interest to the company's creditors, since it provides a perspective on earnings available for interest payments.

In addition to the debt reduction charge in the second quarter of 2011 referenced above, the company recorded a pre-tax charge of $13.5 million related to the Brazilian matter discussed above. In order to provide investors with an understanding of the company's operating results, these unusual charges are excluded from the Adjusted EBITDA calculation. (See GAAP to non-GAAP reconciliation attached.)

CONFERENCE CALL
Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed via a link on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS
Unisys is a worldwide information technology company. We provide a portfolio of IT services, software, and technology that solves critical problems for clients. We specialize in helping clients secure their operations, increase the efficiency and utilization of their data centers, enhance support to their end users and constituents, and modernize their enterprise applications. To provide these services and solutions, we bring together offerings and capabilities in outsourcing services, systems integration and consulting services, infrastructure services, maintenance services, and high-end server technology. With approximately 23,000 employees, Unisys serves commercial organizations and government agencies throughout the world. For more information, visit www.unisys.com.


FORWARD-LOOKING STATEMENTS

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Risks and uncertainties that could affect the company's future results include the company's ability to drive profitable growth in consulting and systems integration; the company's ability to take on, successfully implement and grow outsourcing operations; market demand for the company's high-end enterprise servers and maintenance on those servers; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company's ability to retain significant clients; the company's ability to effectively anticipate and respond to volatility and rapid technological change in its industry; the adverse effects of global economic conditions; the company's significant pension obligations and potential requirements to make significant cash contributions to its defined benefit pension plans; the success of the company's program to reduce costs, focus its global resources and simplify its business structure; the risks that the company's contracts may not be as profitable as expected or provide the expected level of revenues and that contracts with U.S. governmental agencies may subject it to audits, criminal penalties, sanctions and other expenses and fines; the risk that the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the performance and capabilities of third parties with whom the company has commercial relationships; the risks of doing business internationally when more than half of the company's revenue is derived from international operations; the company's ability to access capital and credit markets to address its liquidity needs; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company's results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; the company's ability to use its U.S. federal net operating loss carryforwards and other tax attributes; and the company's consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company's future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

####

RELEASE NO.: 0725/9055

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                            (Unaudited)
                 (Millions, except per share data)

                             Three Months         Six Months
                             Ended June 30       Ended June 30
                          ------------------   ------------------
                            2011      2010 *     2011      2010 *
                          --------  --------   --------  --------
Revenue
  Services                  $842.7    $892.0   $1,643.0  $1,742.5
  Technology                  94.5     145.0      205.4     271.9
                          --------  --------   --------  --------
                             937.2   1,037.0    1,848.4   2,014.4
Costs and expenses
  Cost of revenue:
    Services                 676.1     707.0    1,330.6   1,394.6
    Technology                47.4      42.0       95.9      96.6
                          --------  --------   --------  --------
                             723.5     749.0    1,426.5   1,491.2
Selling, general and
  administrative             147.2     160.4      293.2     316.3
Research and development      18.4      21.1       38.7      41.9
                          --------  --------   --------  --------
                             889.1     930.5    1,758.4   1,849.4
                          --------  --------   --------  --------
Operating profit              48.1     106.5       90.0     165.0

Interest expense              13.3      25.3       39.2      51.8
Other income (expense), net  (49.4)     (7.5)     (73.2)    (44.4)
                          --------  --------   --------  --------
(Loss) income from continuing
  operations before
  income taxes               (14.6)     73.7      (22.4)     68.8
(Benefit) provision for
  income taxes                (9.2)     13.3       19.0      24.5
                          --------  --------   --------  --------
Consolidated (loss) income before
  discontinued operations     (5.4)     60.4      (41.4)     44.3
Income from discontinued
  operations, net of taxes      -       61.0         -       66.7
                          --------  --------   --------  --------
Net (loss) income             (5.4)    121.4      (41.4)    111.0
Less: Net income attributable to
  noncontrolling interests     2.2       1.2        5.6       2.4
Less: Preferred stock
  dividends                    4.0        -         5.4        -
                          --------  --------   --------  --------
Net (loss) income attributable
  to Unisys Corporation
  common shareholders       ($11.6)   $120.2     ($52.4)   $108.6
                          ========  ========   ========  ========
Amounts attributable to Unisys
  Corporation common shareholders
    (Loss) income from
    continuing operations,
    net of tax              ($11.6)    $59.2     ($52.4)    $41.9
    Income from discontinued
    operations, net of tax      -       61.0         -       66.7
                          --------  --------   --------  --------
Net (loss) income attributable
  to Unisys Corporation
  common shareholders       ($11.6)   $120.2     ($52.4)   $108.6
                          ========  ========   ========  ========
Earnings (loss) per common share attributable
  to Unisys Corporation
Basic
  Continuing operations    ($  .27)   $ 1.39    ($ 1.22)   $  .99
  Discontinued operations      .00      1.43        .00      1.57
                          --------  --------   --------  --------
      Total                ($  .27)   $ 2.82    ($ 1.22)   $ 2.56
                          ========  ========   ========  ========
Diluted
  Continuing operations    ($  .27)   $ 1.36    ($ 1.22)   $  .96
  Discontinued operations      .00      1.41        .00      1.54
                          --------  --------   --------  --------
      Total                ($  .27)   $ 2.77    ($ 1.22)   $ 2.50
                          ========  ========   ========  ========
Shares used in the per share
  computations (thousands):
  Basic                     43,106    42,590     42,971    42,494
  Diluted                   43,106    43,329     42,971    43,356

  * Reclassified for discontinued operations

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                            (Unaudited)
                             (Millions)

                                 Elimi-
                       Total     nations    Services  Technology
                      --------   --------   --------  ----------
Three Months Ended
June 30, 2011
------------------
Customer revenue        $937.2                $842.7       $94.5
Intersegment                       ($22.2)       0.9        21.3
                      --------   --------   --------    --------
Total revenue           $937.2     ($22.2)    $843.6      $115.8
                      ========   ========   ========    ========
Gross profit percent     22.8%                 20.1%       49.0%
                      ========              ========    ========
Operating profit
  percent                 5.1%                  7.1%        2.4%
                      ========              ========    ========
Three Months Ended
June 30, 2010 *
------------------
Customer revenue      $1,037.0                $892.0      $145.0
Intersegment                       ($36.2)       1.5        34.7
                      --------   --------   --------    --------
Total revenue         $1,037.0     ($36.2)    $893.5      $179.7
                      ========   ========   ========    ========
Gross profit percent     27.8%                 19.3%       61.2%
                      ========              ========    ========
Operating profit
  percent                10.3%                  6.1%       26.8%
                      ========              ========    ========

Six Months Ended
June 30, 2011
------------------
Customer revenue      $1,848.4              $1,643.0      $205.4
Intersegment                       ($43.8)       1.8        42.0
                      --------   --------   --------    --------
Total revenue         $1,848.4     ($43.8)  $1,644.8      $247.4
                      ========   ========   ========    ========

Gross profit percent     22.8%                 19.0%       50.1%
                      ========              ========    ========
Operating profit
  percent                 4.9%                  5.6%        7.0%
                      ========              ========    ========
Six Months Ended
June 30, 2010 *
------------------
Customer revenue      $2,014.4              $1,742.5      $271.9
Intersegment                       ($59.3)       2.4        56.9
                      --------   --------   --------    --------
Total revenue         $2,014.4     ($59.3)  $1,744.9      $328.8
                      ========   ========   ========    ========

Gross profit percent     26.0%                 18.9%       57.0%
                      ========              ========    ========
Operating profit
  percent                 8.2%                  5.4%       20.7%
                      ========              ========    ========

* Reclassified for discontinued operations

                        UNISYS CORPORATION
                    CONSOLIDATED BALANCE SHEETS
                            (Unaudited)
                            (Millions)

                                         June 30,   December 31,
                                           2011         2010
                                        ----------   ----------
Assets
Current assets
Cash and cash equivalents                   $625.0       $828.3
Accounts and notes receivable, net           667.1        789.7
Inventories
   Parts and finished equipment               39.4         44.8
   Work in process and materials              35.7         44.1
Deferred income taxes                         36.4         40.7
Prepaid expense and other
 current assets                              128.3        127.8
                                        ----------   ----------
Total                                      1,531.9      1,875.4
                                        ----------   ----------
Properties                                 1,377.3      1,339.0
Less accumulated depreciation
  and amortization                         1,164.5      1,119.3
                                        ----------   ----------
Properties, net                              212.8        219.7
                                        ----------   ----------
Outsourcing assets, net                      157.3        162.3
Marketable software, net                     132.3        143.8
Prepaid postretirement assets                 36.6         31.2
Deferred income taxes                        178.5        179.6
Goodwill                                     201.0        197.9
Other long-term assets                       192.5        211.0
                                        ----------   ----------
Total                                     $2,642.9     $3,020.9
                                        ==========   ==========
Liabilities and stockholders' deficit
Current liabilities
Current maturities of long-term debt          $0.9         $0.8
Accounts payable                             236.5        260.7
Deferred revenue                             477.9        556.3
Other accrued liabilities                    441.9        518.9
                                        ----------   ----------
Total                                      1,157.2      1,336.7
                                        ----------   ----------
Long-term debt                               446.5        823.2
Long-term postretirement liabilities       1,445.3      1,509.2
Long-term deferred revenue                   146.7        149.4
Other long-term liabilities                  109.0        136.2
Commitments and contingencies
Total stockholders' deficit                 (661.8)      (933.8)
                                        ----------   ----------
Total                                     $2,642.9     $3,020.9
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Unaudited)
                            (Millions)
                                               Six Months Ended
                                                   June 30
                                             -------------------
                                               2011       2010
                                             --------   --------
Cash flows from operating activities
Consolidated (loss) income before
 discontinued operations                       ($41.4)     $44.3
Income from discontinued operations,
 net of taxes                                       -       66.7
Add (deduct) items to reconcile
 consolidated net (loss) income to net
 cash provided by operating activities:
Foreign currency transaction loss                   -       19.9
Loss on debt extinguishment                      77.5        1.4
Employee stock compensation                       9.4        5.8
Company stock issued for U.S. 401(k) plan         6.7          -
Depreciation and amortization of properties      34.3       39.6
Depreciation and amortization of
 outsourcing assets                              33.9       58.6
Amortization of marketable software              34.8       31.2
Disposals of capital assets                        .7        7.4
Loss (gain) on sale of businesses and assets       .3      (62.0)
Decrease (increase) in deferred
 income taxes, net                               11.4       (9.3)
Decrease (increase) in receivables, net         148.2      (52.2)
Decrease in inventories                          16.5        5.8
Decrease in accounts payable
 and other accrued liabilities                 (231.4)     (65.6)
Decrease in other liabilities                   (27.7)     (34.4)
Increase in other assets                         (8.6)     (35.0)
Other                                             (.7)       1.0
                                              -------    -------
Net cash provided by operating activities        63.9       23.2
                                              -------    -------
Cash flows from investing activities
 Proceeds from investments                      173.7      211.8
 Purchases of investments                      (171.3)    (211.4)
 Restricted deposits                             10.3      (80.6)
 Investment in marketable software              (23.3)     (27.3)
 Capital additions of properties                (24.0)     (37.3)
 Capital additions of outsourcing assets        (25.0)     (51.7)
 Net proceeds from sale of
  businesses and assets                         (10.1)     130.3
                                              -------    -------
Net cash used for investing activities          (69.7)     (66.2)
                                              -------    -------
Cash flows from financing activities
 Proceeds from issuance of preferred stock,
  net of issuance costs                         249.7          -
 Payments of long-term debt                    (460.3)     (78.0)
 Dividends paid to noncontrolling interests       (.4)         -
 Dividends paid on preferred shares              (4.1)         -
 Proceeds from exercise of stock options          1.4        1.2
 Financing fees                                  (2.2)       (.1)
                                              -------    -------
Net cash used for financing activities         (215.9)     (76.9)
                                              -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                            18.4      (31.2)
                                              -------    -------
Decrease in cash and cash equivalents          (203.3)    (151.1)
Cash and cash equivalents, beginning of
 period                                         828.3      647.6
                                              -------    -------
Cash and cash equivalents, end of period       $625.0     $496.5
                                              =======    =======

                               (1)
                        UNISYS CORPORATION
   RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                            (Unaudited)
            (Millions, except share and per share data)

                                   Three Months      Six Months
                                       Ended            Ended
                                   June 30, 2011    June 30, 2011
                                  --------------   --------------
GAAP net loss attributable to
  Unisys Corporation common
  shareholders                            ($11.6)          ($52.4)

Debt reduction charge                       45.7             77.5
Brazil non-income tax case,
  net of tax                                 8.9              8.9
                                  --------------   --------------
Non-GAAP net income attributable
  to Unisys Corporation
  common shareholders                       43.0             34.0

Add preferred stock dividends                4.0              5.4
                                  --------------   --------------
Non-GAAP net income attributable
  to Unisys Corporation for
  diluted earnings per share               $47.0            $39.4
                                  ==============   ==============
Weighted average
  shares (thousands)                      43,106           42,971

Plus incremental shares from assumed
  conversion of employee stock
  plans and preferred stock                7,484            5,273
                                  --------------   --------------
Adjusted weighted average shares          50,590           48,244
                                  ==============   ==============
Earnings per Share

GAAP basis
GAAP net loss attributable to
  Unisys Corporation common
  shareholders                            ($11.6)          ($52.4)

Divided by weighted average shares        43,106           42,971

GAAP net loss per share                   ($ .27)         ($ 1.22)
                                  ==============   ==============
Non-GAAP basis
Non-GAAP net income attributable
  to Unisys Corporation for
  diluted earnings per share               $47.0            $39.4

Divided by adjusted weighted
  average shares                          50,590           48,244

Non-GAAP net income per
  diluted share                            $ .93            $ .82
                                  ==============   ==============

                               (2)
                        UNISYS CORPORATION
           RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
                           (Unaudited)
                            (Millions)

                                 Three Months        Six Months
                                     Ended              Ended
                                 June 30, 2011      June 30, 2011
                                --------------     --------------

Net loss from continuing
  operations available to
  common shareholders                   ($11.6)            ($52.4)
Preferred stock dividends                  4.0                5.4
                                --------------     --------------
Net loss before preferred
  dividends                               (7.6)             (47.0)

Interest                                  13.3               39.2
Income taxes                              (9.2)              19.0
Depreciation                              32.4               68.2
Amortization                              17.4               34.8
                                --------------     --------------
EBITDA                                    46.3              114.2

Debt reduction charge                     45.7               77.5
Brazil non-income tax case                13.5               13.5
                                --------------     --------------
Adjusted EBITDA                         $105.5             $205.2
                                ==============     ==============